EXHIBIT 99.1


[GRAPHIC OMITTED]                         95 Enterprise, Suite 100
    SafeGuard                             Aliso  Viejo,  California  92656-2605
                                          949.425.4300



CONTACT:  DENNIS  L.  GATES
          SENIOR  VICE  PRESIDENT  AND  CHIEF  FINANCIAL  OFFICER
          (949)  425-4531


                    SAFEGUARD ANNOUNCES FIRST QUARTER RESULTS

ALISO VIEJO, CALIFORNIA (MAY 1, 2003) - SafeGuard Health Enterprises, Inc. (OTC Bulletin Board: SFGD) today announced results for the first quarter ended March 31, 2003.

In commenting on the first quarter results, James E. Buncher, SafeGuard's president and chief executive officer, said, "The momentum established in the latter part of 2002 has carried forward into the first quarter of 2003, resulting in another profitable quarter with EBITDA increasing to $885,000 compared with $592,000 for the same period in 2002."

Revenue for the three months ended March 31, 2003, was $21.9 million, compared with $20.7 million for the same period in 2002. The Company reported net income of $444,000, or $0.01 per diluted share, for the quarter ended March 31, 2003, compared with net income of $408,000, or $0.01 per diluted share, for the same period last year.

Mr. Buncher added, "The closing of the Ameritas dental HMO acquisition at the end of the first quarter will enhance our Southern California business. In addition, the completion of the announced acquisition of Health Net Dental and Vision as well as the activation of the strategic partnership with Health Net, Inc., which is expected by the fourth quarter of 2003, will move the company to a new level.

"The strategic partnership with Health Net anticipates SafeGuard will underwrite and administer custom private label dental HMO products for Health Net, which will be sold by the Health Net medical sales force in conjunction with medical coverage in California. Additionally, Health Net will sell private label dental PPO products in conjunction with medical coverage in California and other states also underwritten and administered by SafeGuard. The Ameritas transaction provides for the sale of SafeGuard dental HMO products in conjunction with the Ameritas PPO/Indemnity dental products in order to provide a dual choice option to Ameritas' California customers. These relationships offer exciting new opportunities for distribution of SafeGuard's products."

In closing, Mr. Buncher added, "We are pleased with the progress we made during the first quarter of 2003. Upon completion of the Health Net transaction, SafeGuard will be an even stronger competitor in its key markets with more than 900,000 members in California, approximately 1.4 million members nationwide, and annual revenue of approximately $150 million. We are already planning the


                                     -MORE-

SFGD Announces First Quarter Results
Page 2
May 1, 2003


SafeGuard/Health Net Dental and Vision integration. Because the SafeGuard and Health Net Dental and Vision offices are located very close to each other, we have the unique opportunity to select the most qualified individual for each position in the combined company. As a result, we will have an even stronger organization to pursue future opportunities. We continue to seek strategic acquisitions and additional relationships that provide new avenues for sales of our products."

SafeGuard Health Enterprises, Inc. is committed to the dental and vision benefits business, with nearly 30 years of experience. The Company provides dental and vision benefit plans and related products to over 825,000 members primarily in California, Florida and Texas and is licensed to offer dental PPO and indemnity benefit plans in 17 additional states. For more information, visit SafeGuard's web site at www.safeguard.net.
                                   -----------------

The Company notes that statements contained in this news release that are not based on historical facts are forward-looking statements, and as such, are subject to uncertainties and risks that could cause actual results to differ materially from those projected or implied by such statements. These risks, contingencies and uncertainties, many of which are beyond the control of the Company, include those risk factors that are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and the Company's Reports on Form 8-K dated February 14, 2003, April 3, 2003 and April 25, 2003, on file with the U.S. Securities and Exchange Commission.


                                     -MORE-

SFGD  Announces  First  Quarter  Results
Page  3
May  1,  2003


                       SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES

                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           (UNAUDITED)


                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                         ------------------------
                                                                            2003         2002
                                                                         ----------  ------------
Premium revenue, net                                                     $  21,912   $    20,688
Health care services expense                                                15,093        14,550
Selling, general and administrative expense                                  6,354         5,839
                                                                         ----------  ------------
  Operating income                                                             465           299

Investment and other income                                                     79           116
Interest expense                                                              (100)           (7)
                                                                         ----------  ------------
Income before income taxes                                                     444           408
Income tax expense                                                              --            --
                                                                         ----------  ------------
  Net income                                                             $     444   $       408
                                                                         ==========  ============

Net income per share:
  Basic                                                                  $    0.01   $      0.01
  Diluted                                                                $    0.01   $      0.01

Weighted average shares outstanding:
  Basic                                                                     35,693        34,812
  Diluted                                                                   35,989        35,568

RECONCILIATION OF OPERATING INCOME TO EBITDA:
Operating income                                                         $     465   $       299
Depreciation and amortization of property
and equipment and intangible assets                                            420           293
                                                                         ----------  ------------
Earnings before interest, taxes, depreciation and amortization (EBITDA)  $     885   $       592
                                                                         ==========  ============


                                     -MORE-

SFGD Announces First Quarter Results
Page 4
May 1, 2003


              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES

                          SELECTED BALANCE SHEET DATA

                                 (IN THOUSANDS)

                                  (UNAUDITED)


                                                 MARCH 31,   DEC. 31,
                                                    2003       2002
                                                 ----------  ---------
Cash and short-term investments                  $   14,127  $  12,704
Total current assets                                 17,030     16,111
Restricted investments in marketable securities       3,328      3,254
Total assets                                         35,497     34,114
Total current liabilities                            15,518     14,093
Long-term debt and other long-term liabilities        3,516      4,010
Stockholders' equity                                 16,463     16,011


                                      -END-